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                                                                   EXHIBIT 10.14

                   SEPARATION AND RELEASE OF CLAIMS AGREEMENT

      This Separation and Release of Claims Agreement ("Agreement") is made by and between Bryce Engel ("Employee") and TD AMERITRADE Holding Corporation ("Company") (together referred to as the "Parties").

                                    RECITALS

      WHEREAS, Employee and Company entered into an Employment Term Sheet, effective as of November 1, 2007, which outlines the payments promised to Employee for services to the Company (the "Employment Agreement");

      WHEREAS, the Company and Employee have entered into Performance Restricted Stock Unit Agreements, dated March 10, 2006, October 25, 2006 and October 25, 2007, (collectively the "Restricted Stock Unit Agreements) pursuant to which the Employee was eligible to participate in the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan");

      WHEREAS, Employee was employed by the Company;

      WHEREAS, Employee's employment with Company will be terminated on or about November 1, 2008 (the "Termination Date");

      WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

      NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

      1. Consideration.

            (a) Accrued Payments. The Company agrees to pay Employee: (i) Employee's accrued but unpaid salary, (ii) accrued but unpaid Annual Incentive for the Company's 2008 fiscal year (which amount shall be paid based on actual performance and the Employee's purported portion of the Annual Incentive which would have otherwise been paid in Company stock awards shall be paid entirely in cash), and (iii) pay for accrued but unused vacation, which has accrued through the Termination Date. The Company also agrees to pay the Employee for any unreimbursed business expenses required to be reimbursed to Employee pursuant to the Company's normal and customary business expense reimbursement procedures.

            (b) Severance. The Company agrees to pay Employee, after the delay required pursuant to Section 1(e) of this Agreement, the following amounts as severance pursuant to the Employment Agreement:

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                  (i) Base Salary. The Company agrees to continue to pay
Employee, following the delay required by Section 1(e) of this Agreement, a lump sum cash payment equal to eighteen months (18) of his current Base Salary, which is equal to $450,000, subject to required withholdings.

                  (ii) Annual Incentive. The Company agrees to pay Employee, following the delay required by Section 1(e) of this Agreement, an additional lump sum severance cash payment of $525,000, which is equal to 1.5 times Employee's fiscal year 2008 target cash bonus component.

                  (iii) Pro-rata 2009 Annual Incentive. The Company agrees to pay Employee, following the delay required by Section 1(e) of this Agreement, an additional lump sum severance cash payment of $29,167, which is equal to the pro-rata portion of the 2009 Annual Incentive determined as of the Termination Date.

            (c) Restricted Stock Units. The Parties agree that, the vesting and settlement of Restricted Stock Units shall be governed by the terms of Exhibit A to this Agreement. Except as provided herein and in Exhibit A, all restricted stock units shall continue to be subject to all other terms and conditions of the Restricted Stock Unit Agreements.

            (d) Benefits. Employee (and any eligible dependents) shall be eligible for continued health benefits pursuant to COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended). The Company's portion of any COBRA continuation coverage, if elected by the Employee pursuant to the policies and procedures of the Company, shall be paid by the Company for the first twelve (12) months (or such shorter period pursuant to which the Employee remains eligible for such COBRA coverage) of applicable COBRA continuation coverage. Employee shall be responsible for paying the Employee's share of such COBRA coverage during the entire period of continuation coverage. Employee's participation in all other benefits and incidents of employment ceased on the Termination Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

            (e) Section 409A Delayed Payments. The Company has determined that payment of the severance benefits provided in this Agreement would result in the imposition of additional tax on the Employee, and consequently, no severance benefits owed to the Employee pursuant to this Agreement on or within the six
(6) month period following the Termination Date will be paid at such time. Instead, all such suspended severance benefits shall accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the Termination Date. All subsequent severance payments, as applicable, will then be payable as provided in this Agreement.

      2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

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      3. Payments. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee after payments and benefits in section 1 above are received.

      4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date of this Agreement including, without limitation:

            (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Massachusetts Fair Employment Practice Act;

            (e) any and all claims for violation of the federal, or any state, constitution;

            (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

            (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

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            (h) any and all claims for attorneys' fees and costs.

      The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

      5. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

            (a) he should consult with an attorney prior to executing this Agreement;

            (b) he has up to twenty-one (21) days within which to consider this Agreement;

            (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

            (d) this Agreement shall not be effective until the revocation period has expired; and,

            (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

      6. Unknown Claims. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the releasee. Employee, being aware of this principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

      7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

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      8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

      9. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement,
(iii) the consideration for this Agreement, and (iv) any allegations relating to the Company or its officers or employees with respect to Employee's employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there shall be no publicity, directly or indirectly, concerning any Settlement Information, in each case, unless and until the Company first discloses Settlement Information, at which time Employee shall be permitted to disclose only the Settlement Information previously disclosed by the Company. Until the Company makes public disclosure of the Settlement Information, Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if Company proves that Employee breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Employee.

      10. No Cooperation. Employee agrees he shall not act in any manner that might damage the business of the Company. Employee agrees that he shall not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

      11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee shall be directed to the Company's Human Resources Department. Upon inquiry, the Company shall only state the following: Employee's last position and dates of employment.

      12. Non-Competition; Non-Solicitation. Employee agrees to comply with the provisions of the Employee's Employment Agreement with respect to the twelve
(12) months of non-competition and non-solicitation beginning on the Termination Date.

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      13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      14. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

      15. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

      16. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

      17. Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

      18. Cooperation in Litigation. Employee agrees to cooperate fully with the Company in any matters that have or may result in a legal claim against the Company, and of which Employee may have knowledge as a result of Employee's employment with the Company. This requires Employee, without limitation, to (1) make himself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for Employee's out-of-pocket costs, and (2) notify the Company promptly of any requests to Employee for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting the representative of the Company to be present during any communication of such information. Employee will remain eligible for indemnification as provided in the Company's Articles of Incorporation and By-Laws.

      19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Omaha, Nebraska before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This section shall not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.

      20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      21. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      22. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

      23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Restricted Stock Unit Agreements, and the applicable Sections of the Employment Agreement.

      24. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

      25. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

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      26. Governing Law. This Agreement shall be deemed to have been executed and delivered within the state of New York, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the state of New York, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the state of New York.

      27. Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

      28. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within seven
(7) days after the date the Agreement was signed by Employee.

      29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) they have read this Agreement;

            (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) they are fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                          TD AMERITRADE HOLDING CORPORATION


Dated: September 10, 2008                 By: /s/ FRED TOMCZYK
                                              ----------------------------------
                                              Fred Tomczyk
                                              Chief Operating Officer


                                          Bryce Engel, an individual


Dated: September 9, 2008                  /s/ BRYCE B. ENGEL
                                          --------------------------------------

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                                    EXHIBIT A

(1) March 10, 2006 Performance Restricted Stock Unit Grant:

      Pursuant to Section 5 of the Performance Restricted Stock Unit Agreement, this March 10, 2006 award has been fully accelerated and settlement of the award shall occur, based on actual performance, on the original Settlement Date set forth in the Performance Restricted Stock Unit Agreement.

(2) October 25, 2006 Performance Restricted Stock Unit Grant:

      Pursuant to Section 5 of the Performance Restricted Stock Unit Agreement, this October 25, 2006 award has been fully accelerated and settlement of the award shall occur, based on actual performance, on the original Settlement Date set forth in the Performance Restricted Stock Unit Agreement.

(3) October 25, 2007 Time Based Restricted Stock Unit Grant:

      Pursuant to Section of the Restricted Stock Unit Agreement, this October 25, 2007 award has been fully accelerated and settlement of the award shall be delayed as provided in Section 1(e) of this Agreement and Section 27 of the Restricted Stock Unit Agreement, as required by Section 409A of the Code to avoid the imposition of additional tax on the Employee.